                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             Form 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of
earliest event reported):          July 25, 1996
                                   -------------

                   Stone Container Corporation
- -----------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                    1-3439                36-2041256
- -----------------------------------------------------------------
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


150 North Michigan Avenue, Chicago, Illinois              60601
- -----------------------------------------------------------------
(Address of principal executive offices)               (Zip code)


Registrant's telephone number,
including area code:  (312) 346-6600
                      -------------------------------------------


                               N/A
- -----------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

CELGAR PULP MILL

          Stone Venepal (Celgar) Pulp, Inc., an indirect subsidiary of Stone Container Corporation, and CITIC B.C. Inc., an indirect subsidiary of China International Trust and Investment Corporation, have entered into an agreement to create a new corporation that will own the Celgar pulp mill in Castlegar, British Columbia. The agreement would establish a new entity that would own 100 percent of the interest in the mill. The new entity would be owned 50 percent by CITIC Canada, Inc., and 45 percent by Stone Container (Canada) Inc., with the remaining 5 percent owned by a subsidiary of Venepal S.A.C.A., a Venezuelan pulp and paper company.

          As part of the agreement, CITIC B.C. has agreed to bring current all interest, fees and expense payments due on its indebtedness, including reimbursements to Stone for amounts previously advanced on behalf of CITIC B.C. Lenders to the mill have also agreed to a six-month moratorium in which to provide time to work together toward an acceptable restructuring of indebtedness at the mill, which is non-recourse to its owners.

          Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STONE CONTAINER CORPORATION


                                   By:  /s/ Leslie T. Lederer
                                        -------------------------
                                        Leslie T. Lederer
                                        Vice President, Secretary
                                          and Counsel


Date:  July 25, 1996